Exhibit 31.1

Certification of Chief Executive Officer of Ixia pursuant to

Rule 13a-14(a) under the Exchange Act,

as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Victor Alston, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Ixia; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013	/s/ Victor Alston
Victor Alston President and Chief Executive Officer